INSTRUCTION FORM

FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS,

TRUST COMPANIES AND OTHER NOMINEES.

INSTRUCTIONS FOR TENDER OF SHARES

OF COMMUNITY FINANCIAL SHARES, INC.

Please tender to Community Financial Shares, Inc. (“Community Financial”), on (our) (my) behalf, the number of Shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of Community Financial dated August 14, 2007, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

The undersigned hereby instruct(s) you to tender to Community Financial the number of Shares indicated below, at a price per Share of $26.00, pursuant to the terms and subject to the conditions of the Offer.

Aggregate number of Shares to be tendered by you for us: _____________________ Shares

ODD LOTS

(SEE INSTRUCTION 9 ON THE LETTER OF TRANSMITTAL)

☐        Check here ONLY if you were the beneficial owner as of the close of business on the expiration date of an aggregate of fewer than 100 Shares, all of which are being tendered.

CONDITIONAL TENDER

You may condition the tender of your Shares upon the purchase by Community Financial of a specified minimum number of the Shares you tendered. See Section 6 in the Offer to Purchase. Unless at least the minimum number of Shares tendered by you is purchased by Community Financial, none of the Shares tendered hereby will be purchased. It is your responsibility to calculate the minimum number of Shares, and you are urged to consult your tax advisor. Unless this box has been completed by specifying a minimum number of Shares, the tender will be deemed unconditional.

Minimum number of Shares that must be purchased, if any are purchased: ____________________Shares

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

THE BOARD OF DIRECTORS OF COMMUNITY FINANCIAL SHARES, INC. HAS UNANIMOUSLY APPROVED THE OFFER. NEITHER COMMUNITY FINANCIAL SHARES, INC. NOR ITS BOARD OF DIRECTORS, HOWEVER, MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. DIRECTORS, OFFICERS AND EMPLOYEES OF COMMUNITY FINANCIAL SHARES, INC. WHO OWN SHARES MAY PARTICIPATE IN THIS OFFER ON THE SAME BASIS AS OUR OTHER STOCKHOLDER. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY TO TENDER AND AT WHAT PRICE.

Signature(s): __________________________________________________________________________________________

                     ___________________________________________________________________________________________

Address: (Including Zip Code)

Name(s): _____________________________________________________________________________________________

(Please Print)	(Please Print)

                     ___________________________________________________________________________________________

Area Code and Telephone Number

Date: ________________________________, 2007

         _________________________________________________________________________________________________

(Employer Identification or Social Security Number)

IMPORTANT: STOCKHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED

FORM W-9 WITH THEIR INSTRUCTION FORM.